UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2026, Context Therapeutics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved, among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000.

A copy of the Certificate of Amendment to the Certificate to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000, as filed with the Secretary of State of the State of Delaware on June 24, 2026, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of April 27, 2026, the record date for the Meeting, there were 91,879,177 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Meeting, of which 72,830,990, or approximately 79.27%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company’s common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Meeting.

Proposal 1. Election of Directors

The Company’s stockholders elected the following seven director nominees to the Company’s Board of Directors, each to serve until the Company’s 2027 Annual Meeting of Stockholders or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

	For	Withhold	Broker Non-Votes
Dr. Philip Kantoff	63,340,793	50,310	9,439,887
Martin Lehr	63,369,775	21,328	9,439,887
Andy Pasternak	63,376,712	14,391	9,439,887
Dr. Karen Smith	63,346,225	44,878	9,439,887
Jennifer Evans Stacey	61,370,391	2,020,712	9,439,887
Dr. Luke Walker	63,376,732	14,371	9,439,887
Linda West	63,339,289	51,814	9,439,887

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026. The voting on this proposal is set forth below:

	For	Against	Abstentions	Broker Non-Votes
Ratification of CohnReznick LLP	72,762,152	65,395	3,443	---

Proposal 3. Approval of Proposed Amendment to the Certificate

The Company’s stockholders approved an amendment to the Certificate to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 300,000,000. The voting on this proposal is set forth below:

	For	Against	Abstentions	Broker Non-Votes
Amendment to Certificate	71,752,165	1,050,867	27,958	---

Proposal 4. Approval of Meeting Adjournment

The Company’s stockholders approved one or more adjournments of the Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 3 at the time of the Meeting. The voting on this proposal is set forth below:

	For	Against	Abstentions	Broker Non-Votes
Meeting Adjournment	71,827,930	980,425	22,635	---

Adjournment of the Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 3.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated June 24, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2026	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer